CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post Effective Amendment to the Registration Statement on Form N-1A of the Arrowhead Money Market Fund, a series of shares of beneficial interest of the Valued Advisers Trust, under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information that is incorporated by reference and contained in Post-Effective No. 4 that was filed with the Securities and Exchange Commission on March 5, 2009.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

May 15, 2009